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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

TV Games,  Inc., a Delaware corporation

MegaBingo, Inc., a Delaware corporation

Multimedia Creative Services, Inc., a Delaware corporation